Exhibit 10.7

SECOND LIEN CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND
RENTS, SECURITY AGREEMENT AND FIXTURE FILING

RECORDATION REQUESTED BY:

East West Bank

Loan Servicing Department

9300 Flair Drive, 6th Floor

El Monte, CA 91731

WHEN RECORDED MAIL TO:

East West Bank

Loan Servicing Department

9300 Flair Drive, 6th Floor

El Monte, CA 91731

SEND TAX NOTICES TO:

Applied Optoelectronics, Inc.

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

SPACE ABOVE THIS LINE IS FOR RECORDER’S USE ONLY

THIS SECOND LIEN CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING is dated June 30, 2015, among Applied Optoelectronics, Inc., a Delaware corporation (“Grantor”); East West Bank, whose address is Loan Servicing Department, 9300 Flair Drive, 6th Floor, El Monte, CA 91731, as Administrative Agent under the Credit Agreement (defined below) for the benefit of itself and the other lenders named therein (together with its successors and assigns, referred to below as “Beneficiary” or “Lender”); and Doug Krause, whose address is 135 North Los Robles Avenue, 7th Floor, Pasadena, CA 91101 (referred to below as “Trustee”).

DEFINED TERMS. Certain capitalized terms used herein are defined at the end of this Deed of Trust.

CONVEYANCE AND GRANT. For valuable consideration, Grantor conveys to Trustee in trust, with power of sale, for the benefit of Lender as Beneficiary, the following described real property, together with all existing or subsequently erected or affixed buildings, Improvements and Fixtures; and all easements, rights of way, and appurtenances; all water and water rights; and all other rights, royalties, and profits relating to the real property, including without limitation such rights as Grantor may have in all minerals, oil, gas, geothermal and similar matters, (the “Real Property”) located in Fort Bend County, State of Texas and described as follows:

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DEED OF TRUST

Loan No: _____________	(Continued)

See Exhibit “A”, which is attached to this Deed of Trust and made a part of this Deed of Trust as if fully set forth herein.

The Real Property or its address is commonly known as 13115 Jess Pirtle Boulevard and vacant land, Sugar Land, TX 77478.

Grantor hereby absolutely assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS ALSO GIVEN TO SECURE ANY AND ALL OF GRANTOR’S OBLIGATIONS UNDER THAT CERTAIN CONSTRUCTION LOAN AGREEMENT BETWEEN GRANTOR AND LENDER OF EVEN DATE HEREWITH (“LOAN AGREEMENT”). ANY EVENT OF DEFAULT UNDER THE CONSTRUCTION LOAN AGREEMENT, OR ANY OF THE RELATED DOCUMENTS REFERRED TO THEREIN, SHALL ALSO BE AN EVENT OF DEFAULT UNDER THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor’s obligations under the Note, this Deed of Trust, and the Related Documents.

PURPOSE OF LOAN. The Note represents, in part or in whole, cash or other financial accommodations advanced or committed by Lender to Grantor on June ___, 2015 at Grantor’s request and which Grantor will use under its charter powers to discharge corporate debts. Grantor represents to Lender that its board of directors has authorized its legally elected, qualified, and acting officers to execute the Note and this Deed of Trust.

CONSTRUCTION MORTGAGE. This Deed of Trust is a “construction mortgage” for the purposes of Sections 9-334 and 2A-309 of the Uniform Commercial Code, as those sections have been adopted by the State of Texas.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

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DEED OF TRUST

Loan No: _____________	(Continued)

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws. Grantor represents and warrants to Lender that: (1) during the period of Grantor’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor’s expense, as Lender may deem appropriate to determine compliance of the Property with this section of this Deed of Trust. Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of this Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor’s ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of this Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

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DEED OF TRUST

Loan No: _____________	(Continued)

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent. This restriction will not apply to rights and easements (such as gas and oil) not owned by Grantor and of which Grantor has informed Lender in writing prior to Grantor’s signing of this Deed of Trust or are listed in the lender’s policy of title insurance provided by Borrower to Lender in connection with the Prior Deed of Trust (as hereinafter defined).

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without Lender’s prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter. Lender and Lender’s agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender’s interests and to inspect the Real Property for purposes of Grantor’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

Construction Loan. If some or all of the proceeds of the loan creating the Indebtedness are to be used to construct or complete construction of any improvements on the Property, the Improvements shall be completed no later than the maturity date of the Note (or such earlier date as Lender may reasonably establish) and Grantor shall pay in full all costs and expenses in connection with the work. Lender will disburse loan proceeds under such terms and conditions as Lender may deem reasonably necessary to insure that the interest created by this Deed of Trust shall have priority over all possible liens, including those of material suppliers and workmen. Lender may require, among other things, that disbursement requests be supported by receipted bills, expense affidavits, waivers of liens, construction progress reports, and such other documentation as Lender may reasonably request.

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DEED OF TRUST

Loan No: _____________	(Continued)

DUE ON SALE – CONSENT BY LENDER. Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property, whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interest, as the case may be, of such Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Texas law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Consent. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises, or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and Lender’s reasonable attorney’s fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

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DEED OF TRUST

Loan No: _____________	(Continued)

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $10,000.00. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such Improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender, with losses made payable to Lender. GRANTOR MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY GRANTOR OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. If Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, do so at Grantor’s expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by Lender, Grantor will be so notified, and Grantor will have the option of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by an act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Property is located in a special flood hazard area, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

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DEED OF TRUST

Loan No: _____________	(Continued)

Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $10,000.00, Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

Grantor’s Report on Insurance. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

The Prior Deed of Trust. For so long as the Lender hereunder is also the lender named in the Prior Deed of Trust, Grantor's actions and deliveries under the Prior Deed of Trust shall be deemed to also satisfy the requirements of this section titled “Property Damage Insurance” so long as such actions and deliveries satisfy the requirements of the Prior Deed of Trust.

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DEED OF TRUST

Loan No: _____________	(Continued)

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents. Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures paid by Lender for such purposes will then bear interest at the Note rate from the date paid by Lender to the date of repayment by Grantor. To the extent permitted by applicable law, all such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, including without limitation the Prior Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor’s expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws. Grantor warrants that the Property and Grantor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

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DEED OF TRUST

Loan No: _____________	(Continued)

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

CONDEMNATION, JUDGMENTS AND AWARDS. The following provisions relating to condemnation proceedings, judgments, decrees and awards for injury to the Property are a part of this Deed of Trust:

Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds. To the extent permitted by applicable law, all judgments, decrees and awards for injury or damage to the Property, or any part of the Property, and awards pursuant to proceedings for condemnation of the Property, are hereby absolutely assigned to Lender, and if all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award, judgment or decree shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Trustee or Lender in connection with the condemnation.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes Fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

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DEED OF TRUST

Loan No: _____________	(Continued)

Address. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurance. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor’s obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor’s expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Grantor a release of this Deed of Trust lien and suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property, However, it is agreed that the payment of all the Indebtedness and performance of such obligations shall not terminate this Deed of Trust unless the liens and interests created hereby are released by Lender by a proper recordable instrument. Any filing fees required by law shall be paid by Grantor, if permitted by applicable law.

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DEED OF TRUST

Loan No: _____________	(Continued)

ASSIGNMENT OF RENTS AND OTHER CONTRACTS. The following provisions relating to this Deed of Trust as an assignment of rents and other contracts are a part of this Deed of Trust:

Assignment of Rents. As additional security for the payment of the Indebtedness, Grantor hereby collaterally and unconditionally assigns to Lender all Rents as defined in the Definitions section of this Deed of Trust and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property.

Assignment of Lease Guaranties and Other Property. In order to secure payment and performance of the Indebtedness, Grantor hereby assigns to Lender all existing and future lease guaranties, all claims and rights to the payment of damages and other claims arising from any rejection by a lessee of any Lease under the United States Bankruptcy Code (a “Bankruptcy Claim”), all proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties, the Bankruptcy Claims, and all other rights and benefits of Grantor as a lessor under the Leases and under the lease guaranties, plus all amendments, replacements, and renewals of the foregoing. Prior to an Event of Default, Grantor shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

Warranties Concerning Leases and Rents. Grantor represents and warrants that:

(a) Grantor has good title to the Leases and Rents and authority to assign and grant a security interest in the property described above, and no other person or entity has any right, title or interest therein;

(b) all existing Leases are valid, unmodified and in full force and effect, except as indicated herein or in a separate document provided to Lender by Grantor, and to Grantor's knowledge, no default exists thereunder;

(c) unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged; and

(d) no Rents have been or will be anticipated, waived, released, discounted, set off or compromised except for prudent business reasons.

Grantor's Covenants of Performance. Grantor covenants to:

(a) reserved;

(b) reserved;

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DEED OF TRUST

Loan No: _____________	(Continued)

(c) defend, at Grantor's expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party;

(d) neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust;

(e) if Grantor collects or receives Rents that Lender is entitled to collect and receive under this Section of this Deed of Trust or applicable law, Grantor shall deliver such Rents to Lender immediately upon receipt or upon demand by Lender; and

(f) assign and add Lender as an additional beneficiary to all letters of credit given by tenants of the Property to Grantor as security for a Lease.

Prior Approval for Actions Affecting Leases. Grantor shall not, without the prior written consent of Lender:

(a) receive or collect Rents more than one (1) month in advance;

(b) encumber or assign future Rents;

(c) reserved;

(d) reserved; or

(e) permit any assignment of the Leases or of the other property pledged to Lender under this section of this Deed of Trust.

Lender in Possession. Lender's acceptance of this assignment shall not, prior to entry upon and taking possession of the Property by Lender, be deemed to constitute Lender a "mortgagee in possession," nor obligate Lender to appear in or defend any proceedings relating to any of the Leases or to the Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Lender. Lender shall not be liable for any injury or damage to any person or property in or about the Mortgaged Property.

Indemnification. GRANTOR HEREBY INDEMNIFIES AND HOLDS LENDER (WHICH SHALL INCLUDE THE DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES, REPRESENTATIVES, ATTORNEYS AND AGENTS OF LENDER AND ANY PERSONS OR ENTITIES OWNED OR CONTROLLED BY, OWNING OR CONTROLLING, OR UNDER COMMON CONTROL OR AFFILIATED WITH LENDER) HARMLESS FROM ALL LIABILITY, DAMAGE OR EXPENSE IMPOSED ON OR INCURRED BY LENDER FROM ANY CLAIMS UNDER THE LEASES. IN ADDITION, GRANTOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENT TO LENDER PURSUANT TO PROVISIONS IN THIS SECTION OF THIS DEED OF TRUST. The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other Loan Documents.

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DEED OF TRUST

Loan No: _____________	(Continued)

Merger. There shall be no merger of the leasehold estate, created by the Leases, with the fee estate of the Land without prior written consent of Lender.

Right to Rely. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay Rents to Lender upon written demand by Lender after the occurrence of any Event of Default, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Lender to the tenants. Any such payment to Lender shall constitute payment to Grantor under the Leases. The assignment of Rents set forth in section of this Deed of Trust is not contingent upon any notice or demand by Lender to the tenants.

Termination of Assignment. Upon payment in full of the Indebtedness and the delivery and recording of a release of the Deed of Trust lien created by this Deed of Trust duly executed by Lender, the assignments and security interest described above in this Article Four shall become null and void and shall be of no further force and effect.

EVENTS OF DEFAULT. An Event of Default under the Credit Agreement shall constitute an Event of Default under this Deed of Trust.

RIGHTS AND REMEDIES ON EVENT OF DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

Election of Remedies. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

Accelerate Indebtedness. Lender may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Grantor be required to pay any unearned interest.

Foreclosure. If Lender invokes the power of sale, Trustee, at the request of Lender, may sell all or any portion of the Property at public auction to the highest bidder for cash at the location within the courthouse designated by the County Commissioners Court, or if no such area has been designated, at the area designated in the notice of sale within the courthouse, between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday of any month, after the Trustee or its agent has given notice of the time and place of sale and of the property to be sold as required by the Texas Property Code, as then amended.

13

DEED OF TRUST

Loan No: _____________	(Continued)

UCC Remedies. With respect to all or any part of the Personal Properly, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents. Lender shall have the right at any time, and even though no Event of Default shall have occurred under this Deed of Trust, to and may immediately collect and receive the Rents; provided, however, that Lender shall not be deemed to have taken possession of the Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. It shall not be necessary for Lender to institute any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this section of this Deed of Trust. Rents so received by Lender for any period prior to foreclosure or acceptance of a deed in lieu of such foreclosure shall be applied by Lender to the Indebtedness as set forth in the Note. Neither this assignment nor the receipt of Rents by Lender shall effect a pro tanto payment of the debt evidenced by, or arising under the Indebtedness. Lender shall provide any notice required by applicable law with regard to such enforcement of its right to collect and receive the Rents. In addition, if the Property is vacant, Lender may rent or lease the Property. Lender shalt not be liable for its failure to rent the Property, to collect any Rents, or to exercise diligence in any matter relating to the Rents; Lender shall be accountable only for Rents actually received. Lender neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Lender first to the remaining unpaid balance of the Indebtedness, in such order or manner as Lender shell effect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

Trustee’s Powers. Grantor hereby jointly and severally authorizes and empowers Trustee to sell all or any portion of the Property together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lessor estates, and bills of sale and assignments, with covenants of general warranty made on Grantor’s behalf. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Trustee making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Trustee shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Lender, in accordance with applicable laws, shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

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DEED OF TRUST

Loan No: _____________	(Continued)

Tenancy at Sufferance. If Grantor remains in possession of the Properly after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender’s option, either (1) pay a reasonable rental for the use of the Property, (2) vacate the Properly immediately upon the demand of Lender, or (3) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof.

Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or available at law or in equity.

Sale of the Property. To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property. Trustee may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty. Grantor waives all requirements of appraisement, if any. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by the Texas Property Code was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Deed of Trust shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Grantor, Grantor’s heirs, successors, assigns and legal representatives.

Proceeds. Trustee shall pay the proceeds of any sale of the Property (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Trustee, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property, (b) then to Lender the full amount of the Indebtedness, (c) then to any amount required by law to be paid before payment to Grantor, and (d) the balance, if any, to Grantor.

15

DEED OF TRUST

Loan No: _____________	(Continued)

Attorneys’ Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as Lender’s attorneys’ fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including Lender’s reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Deed of Trust, Lender shall be entitled to recover from Grantor Lender’s reasonable attorneys’ fees and actual disbursements that Lender necessarily incurs in pursuing such foreclosure.

Waiver of Deficiency Statute. (a) In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and/or any other party obligated on the Indebtedness equal to the difference between the amount owing on the Indebtedness and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this Section 6.5(a) constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor and/or others against whom recovery of a deficiency is sought. (b) Alternatively, in the event the waiver provided for in Subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but not later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

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DEED OF TRUST

Loan No: _____________	(Continued)

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Lender may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Trustee. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

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DEED OF TRUST

Loan No: _____________	(Continued)

Substitute Trustee. Lender, at Lender’s option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the beneficiary of this Deed of Trust. The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. This appointment may be made on Lender’s behalf by the President, any Vice President, Secretary, or Cashier of Lender.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

CHOICE OF VENUE. If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Harris County, State of Texas,

SECURITY AGREEMENT INTEREST. This instrument shall also constitute a security agreement with respect to the Personal Property and Trustor grants Beneficiary a security interest in the Personal Property. Without limiting the generality of the definition of the term “Personal Property” contained herein, the term Personal Property shall also include the following, which may or may not be affixed to the Property: all inventory, chattel paper, accounts, equipment, deposit accounts, and general intangibles, without limitation all building materials, located at, arising out of the operations of, or otherwise related to the Property of the business conducted at the Property, including plans and permits, insurance proceeds, trade names, and all records relating to the same; all deposit accounts of Trustor.

Texas Assignment of Rents Act. Notwithstanding anything to the contrary contained herein, Lender is entitled to all the rights and remedies of an assignee set forth in Chapter 64 of the Texas Property Code, the Texas Assignment of Rents Act (“TARA”). This Deed of Trust shall constitute and serve as a security instrument under TARA. Lender shall have the ability to exercise its rights related to the Leases and Rents, in Lender’s sole discretion and without prejudice to any other remedy available, as provided in this Deed of Trust or as otherwise allowed by applicable law, including, without limitation, TARA. Notwithstanding anything to the contrary contained in this Deed of Trust or the Credit Agreement, to the extent this Deed of Trust or the Credit Agreement contain any notice or cure period, the date enforcement of Lender's right under TARA begins shall not be affected, extended or otherwise modified by reason of such periods.

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DEED OF TRUST

Loan No: _____________	(Continued)

FIXTURE FILING. This Deed of Trust shall be effective as a financing statement filed as a Fixture filing with respect to all Fixtures included within the Real Property and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Real Property (including said Fixtures) is situated.

PRIOR DEEDS OF TRUST. This Deed of Trust is subject and subordinate only to a superior in priority Construction Deed of Trust dated January 26, 2015 from Grantor to Doug Krause, as trustee for the benefit of Beneficiary, to secure an indebtedness described therein (as amended from time to time, the “Prior Deed of Trust”). Grantor and Beneficiary acknowledge that all right, title and interest of Beneficiary hereunder are and shall be subject and subordinate to the right, title and interest of the holder or holders of the Prior Deed of Trust. In the event the Prior Deed of Trust is hereafter foreclosed, Grantor hereby assigns to Beneficiary any proceeds from the foreclosure sale (or the transfer in lieu thereof) in excess of the amount necessary to pay off the indebtedness then validly secured by the Prior Deed of Trust thus foreclosed, which excess proceeds shall be applied by Beneficiary to reduce the Indebtedness pursuant to the terms of the Credit Agreement.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports. Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor’s previous fiscal year in such form and detail as Lender shall require. “Net operating income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

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DEED OF TRUST

Loan No: _____________	(Continued)

Governing Law. This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Deed of Trust has been accepted by Lender in the State of Texas.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to other circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

Successors and Assigns. Subject to any limitations stated in this Deed of Trust on transfer of Grantor’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Dead of Trust.

Waive Jury. All parties to this Deed of Trust hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

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DEED OF TRUST

Loan No: _____________	(Continued)

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower. The word “Borrower” means Applied Optoelectronics, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Credit Agreement.. The term “Credit Agreement” means that certain Credit Agreement dated June __, 2015 by and between Grantor and Lender.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Deed of Trust in the Events of Default section of this Deed of Trust.

Fixture. The word “Fixture”: means any and all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements located on the Real Property, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Real Property or the Improvements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Guaranty. The word “Guaranty” means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

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DEED OF TRUST

Loan No: _____________	(Continued)

Improvements. The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor’s obligations or expenses incurred by Trustee or Lender to enforce Grantor’s obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.

Lease. The word “Lease” means any and all leases, licenses, or other agreements (whether written or oral, or now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Property, together with all security, including letters of credit, and other deposits or payments made in connection therewith.

Note. The word “Note” means, collectively, that certain (i) promissory note dated as of even date herewith, in the original principal amount of $10,000,000.00, (ii) promissory note dated as of even date herewith in the original principal amount of $20,000,000.00 and (iii) promissory note dated as of even date herewith in the original principal amount of $5,000,000.00, each from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE, AND THE INDIVIDUAL PROMISSORY NOTES IN ITEMS (ii) AND (iii) OF THIS DEFINITION CONTAIN A REVOLVING CREDIT FEATURE.

Personal Property. The words “Personal Property” mean all equipment, Fixtures, and other articles of personal property now of hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

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DEED OF TRUST

Loan No: _____________	(Continued)

Real Property. The words “Real Property” mean the real property, interests and rights, as further described in this Deed of Trust.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements. mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, incomes, issues, royalties, profits, and other benefits derived from the Property, including without limitation such rents, revenues, incomes, issues, royalties, profits, and other benefits under all existing or future Leases. The word “Rents” shall also mean all “Rents” as defined In Chapter 64 of the Texas Property Code.

Uniform Commercial Code. The term “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code in effect in the State of Texas as of the effective date of this Deed of Trust, and all amendments thereto.

[Remainder of this page intentionally left blank.
Signature page follows.]

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DEED OF TRUST

Loan No: _____________	(Continued)

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan J. Murry

Name: Stefan J. Murry

Title: CFO and Chief Strategy Officer

CORPORATE ACKNOWLEDGMENT

STATE OF TEXAS	)
) SS
COUNTY OF _________________	)

This instrument was acknowledged before me on June ___, 2015 by ______________________, the _______________ of Applied Optoelectronics, Inc. a Delaware Corporation, on behalf of said corporation.

_____________________________________
Notary Public, State of Texas

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DEED OF TRUST

Loan No: _____________	(Continued)

“EXHIBIT A”

For Tax Map ID(s):	0015-00-000-1735-907, 0015-00-000-1742-907, 6442-00-001-0000-907 and 6442-00-002-0030-907

TRACT I:

6.312 acre of land, being all of Commercial Reserve “A-1”, of AOI 13139 JESS PIRTLE, a subdivision in Fort Bend County, Texas, according to the map or plat thereof recorded at Plat No. 20140271 of the Plat Records of Fort Bend County, Texas.

TRACT II:

Commercial Reserve “B-3” of PARK WEST SECOND REPLAT OF RESERVE “B”, a subdivision in Fort Bend County, Texas, according to the map or plat thereof recorded in Slide No. 2339/A of the Plat Records of Fort Bend County, Texas.

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